Exhibit 10.1

PI CORPORATION

2003 STOCK PLAN

(as amended and restated effective as of June 20, 2007)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Company” means Pi Corporation, a Delaware corporation.

(i) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(1) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(s) “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(t) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Plan” means this 2003 Stock Plan, as may be amended from time to time.

(w) “Restricted Stock” means Shares issued pursuant to a Stock Purchase Right or Shares of restricted stock issued pursuant to an Option.

(x) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Shares purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the notice of grant.

(y) “Service Provider” means an Employee, Director or Consultant.

(z) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 below.

(aa) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 11 below.

(bb) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Options or Stock Purchase Rights and sold under the Plan is 1,562,624 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(viii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) At-Will Employment. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7. Term of Plan. Subject to stockholder approval in accordance with Section 19, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 15, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (i) cash, (ii) check, (iii) promissory note, (iv) other Shares, provided Shares that were acquired directly from the Company (x) have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Leaves of Absence.

(i) Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

(ii) A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii) For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within 90 days of the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee.

13. Adjustments; Dissolution or Liquidation: Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall proportionately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Option or Stock Purchase Right, then the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

ADDENDUM TO THE

PI CORPORATION

2003 STOCK PLAN

For employees of:

PI CORPORATION PRIVATE LIMITED

1.	ESTABLISHMENT AND PURPOSE OF ADDENDUM

1.1	ESTABLISHMENT: This Addendum (the “Addendum”) to the Pi Corporation’s 2003 Stock Plan (the ‘Plan”) is hereby established effective as of June 15, 2004. The Addendum shall automatically terminate with the expiry of the Plan or sooner termination thereof as determined by the Administrator.

1.2	PURPOSE: The purpose of this Addendum is to establish certain rules applicable to Options which may be granted under the Plan from time to time to the employees of PI Corporation Private Limited, a wholly-owned subsidiary of the Company, who are residents of the Republic of India, in compliance with the exchange control, securities and other applicable laws currently in force in India. Except as otherwise provided by this Addendum, all Options granted pursuant to this Addendum shall be governed by the terms of the Plan.

2.	DEFINITIONS AND CONSTRUCTION

2.1	DEFINITIONS: Except as set forth below, capitalized terms appearing in this Addendum shall have the meanings as assigned to them by the Plan.

(a)	“Employee” means an employee of the Indian Subsidiary.

(b)	“FEMA” means the Foreign Exchange Management Act, 1999 of India, the rules and regulations notified thereunder and any amendments thereto. The restrictions under FEMA, as referred to in this Addendum and as existing on the effective date of this Addendum, shall be read to include the amendments made to FEMA subsequent to the effective date of this Addendum and will be deemed to have always included such amendments.

(c)	“Indian Subsidiary” means Pi Corporation Private Limited for so long as the holding-subsidiary relationship exits between Pi Corporation and Pi Corporation Private Limited, as per the provisions of section 4 of the Indian Companies Act, 1956.

(d)	“Option” means a stock option granted pursuant to the Plan and this Addendum.

(e)	“Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms of the Plan and this Addendum.

(f)	“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan and this Addendum.

(g)	“Promoter” means the person or persons who are in over-all control of the Company, who are instrumental in the formation of the Company or program pursuant to which the shares were offered to the public, or the person or persons named in the offer document as promoter(s). Provided that a director or officer of the Company, if he is acting as such only in his professional capacity will not be deemed to be a promoter. Where a promoter of the Company is a body corporate, the promoters of that body corporate shall also be deemed to be promoters of the Company.

(h)	“Promoter Group” means an immediate relative of the Promoter (i.e. spouse of that person, or any parent, brother, sister or child of the person or of the spouse), persons whose shareholding is aggregated for the purpose of disclosing in the offer document “shareholding of the promoter group”.

(i)	“Stock Purchase Right” means a right to purchase Common Stock pursuant to the Plan and this Addendum.

2.2	CONSTRUCTION: Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Addendum. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADOPTION BY THE INDIAN SUBSIDIARY

This Addendum shall be extended to the Employees only if the board of directors of the Indian Subsidiary adopts the Plan and Addendum for its extension to the employees of the Indian Subsidiary. The Indian Subsidiary, in so far as the terms and conditions of the Plan read together with this Addendum apply to it, shall be bound by the terms and conditions thereof, including (but not limited to) the provisions granting exclusive authority to the Administrator to administer and interpret the Plan.

4.	STOCK SUBJECT TO ADDENDUM

Subject to the provisions of Section 3 of the Plan, the maximum aggregate number of Shares, which may be subject to option and sold under this Addendum is 210,000 Shares, reduced by the aggregate number of Shares subject to option or right to purchase stock and sold under the Plan but not pursuant to this Addendum. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered, the unpurchased Shares which were subject thereto shall become available for future grant or sale under this Addendum (unless the Addendum has terminated). However, Shares that have actually been issued under this Addendum shall not be returned to the Addendum and shall not become available for future distribution under this Addendum.

5.	ADMINISTRATION

This Addendum will be administered by the Administrator. No Options or Stock Purchase Rights will be granted or issued to any Employee, unless such Options or Stock Purchase Rights are approved by the Administrator. Subject to the provisions of the Plan and this

Addendum, the Administrator, shall, in its discretion, determine the persons to whom Options or Stock Purchase Rights will be granted under this Addendum and all of the terms and conditions of such Options or Stock Purchase Rights. The Administrator will have the full authority to make all determinations called for under this Addendum and to interpret the Addendum and each Option or Stock Purchase Right. All such determinations shall be final and binding on all persons having an interest in the Addendum or any Option or Stock Purchase Right. The Administrator may terminate or amend the Plan or this Addendum at any time in accordance with Section 15 of the Plan.

6.	ELIGIBILITY

Options or Stock Purchase Rights may be granted under this Addendum only to persons who are Employees “resident” in India in accordance with the provisions of FEMA, excluding, however, any Employee who is a Promoter or belongs to the Promoter Group or who is a Director who either by himself or through his relative or through any body corporate, directly or indirectly, holds more than ten percent (10%) of the outstanding equity shares of the Company. Eligibility in accordance with this Section shall not entitle any person to be granted an Option or Stock Purchase Right, or, having been granted an Option, to be granted an additional Option or Stock Purchase Right. The Administrator shall, based on the performance, potential for future contribution to the Company, integrity, number of employment years and any other factor(s) as deemed fit by the Administrator in its discretion, form the basis for determining the quantum for awarding the Options or Stock Purchase Rights, if any. The number of Shares subject to Options or Stock Purchase Rights that may be granted under the Plan to an Employee shall not be more than 210,000 Shares.

7.	TERMS AND CONDITIONS OF OPTIONS

Each Option shall be evidenced by an Option Agreement in the form approved by the Administrator; provided, however, that each Option Agreement shall comply with the terms specified below and, to the extent not inconsistent with such terms, with the terms specified by the Plan.

7.1	VESTING: Subject to the Plan and the Option Agreement, Options shall become exerciseable upon such schedule as approved by the Administrator.

7.2	EXERCISE: An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.

7.3	EXERCISE PRICE: The exercise price for each Option shall be established at the discretion of the Administrator based on Fair Market Value on the date of grant of the Option in accordance with the terms of the Plan.

7.4	RIGHT TO EXERCISE OF OPTIONS AND EFFECT OF TERMINATION OF SERVICE: Subject to the provisions of the Plan, if an Optionee ceases to be an Employee upon termination of his service, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

For the purposes of each Option granted pursuant to this Addendum, “termination of service” or words of similar meaning shall mean the time of occurrence of any of the following, whichever is the first to occur:

(a)	the death of the Optionee, provided that the Optionee’s service has not otherwise previously terminated;

(b)	the termination of any minimum statutory notice period to which the Optionee is entitled pursuant to applicable employment laws, unless the Company employing the Optionee, in its discretion, designates a later time of termination of service;

(c)	the Indian Subsidiary ceases to be a Subsidiary of the Company; or

(d)	in all other cases, the time of the cessation of the Optionee’s active service as determined by the Company or the Indian Subsidiary, in its discretion;

provided, however, that it is expressly intended that “termination of service” for all purposes of any such Option shall not mean and shall not be construed to mean the time of expiration of any period of reasonable notice that the Indian Subsidiary or the Company may be required by law to provide to the Optionee. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s service has terminated and the effective date of such termination of service.

7.5	PAYMENT OF EXERCISE PRICE: Payment of the exercise price for the number of Shares being purchased pursuant to any Option shall be made only by one of the following:

(a)	Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) pursuant to a cashless exercise program implemented by the Company in connection with the Plan, (iii) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Law, or (iv) by any combination thereof. Notwithstanding the foregoing, the above procedures will be subject to compliance with the applicable regulations under FEMA.

The Administrator may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

7.6

TAX WITHHOLDING: The Company shall have the right, to deduct from the shares of Common Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the taxes, if any, required by law to be withheld by the Company or the Indian Subsidiary with respect to such Option or the Shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company or the Indian Subsidiary shall have the right to require the

Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Company or the Indian Subsidiary arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Common Stock until such tax withholding obligations have been satisfied by the Optionee.

7.7	CURRENCY EXCHANGE RATES: Except as otherwise determined by the Administrator, all monetary values under this Addendum, including, without limitation, the Fair Market Value per Share and the exercise price of each Option shall be stated in US Dollars. Any changes or fluctuations in the exchange rate at which amounts paid by Optionees in currencies other than US Dollars are converted into US Dollars or amounts paid to Optionees in US Dollars are converted into currencies other than US Dollars shall be borne solely by the Optionee.

7.8	NON-TRANSFERABILITY OF OPTIONS: The Options and Stock purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

8.	STOCK PURCHASE RIGHTS

The issue of Stock Purchase Rights to Employees shall be governed by the provisions of Section 11 of the Plan, provided they do not conflict with this Addendum, and the FEMA.

9.	COMPLIANCE WITH LAW

In addition to the requirements set forth in the Plan, the grant of Options pursuant to this Addendum and the issuance of Shares upon exercise of such Options shall be subject to compliance with all applicable requirements of the law of the Republic of India.

PLAN ADOPTION AND AMENDMENTS

Effective Date of Adoption/ Amendment	Section	Effect of Amendment
October 14, 2003	—	Adoption of Plan; 210,000 Shares reserved for issuance under Section 3 of the Plan.

June 15, 2004	Addendum	Adoption of India Addendum to the Plan.

November 19, 2004	3	Aggregate number of shares reserved for issuance under the Plan increased from 210,000 to 438,000 shares.

	—	Plan restated in its entirety.

December 12, 2005	3	Aggregate number of shares reserved for issuance under the Plan increased from 438,000 to 1,081,266 shares.

	—	Plan restated in its entirety.

June 29, 2006	3	Aggregate number of shares reserved for issuance under the Plan increased from 1,081,266 to 1,226,610 shares.

	—	Plan restated in its entirety.

June 20, 2007	3	Aggregate number of shares reserved for issuance under the Plan increased from 1,226,610 to 1,562,624 shares.

	13(a)	The words “may (in its sole discretion)” replaced with the words “shall proportionately.”

	—	Plan restated in its entirety.